UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

SCANA CORPORATION

(Exact name of Registrant as specified in its charter)

South Carolina	1-8809	57-0784499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 SCANA Parkway Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (803) 217-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 2, 2018, SCANA Corporation, a South Carolina corporation (“SCANA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SCANA, Dominion Energy, Inc., a Virginia corporation (“Dominion Energy”), and Sedona Corp., a South Carolina corporation and a wholly-owned subsidiary of Dominion Energy (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into SCANA (the “Merger”) with SCANA surviving the Merger as a wholly-owned subsidiary of Dominion Energy. The boards of directors of each of SCANA, Dominion Energy and Merger Sub have approved the Merger and the Merger Agreement.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of common stock, without par value, of SCANA (each, a “SCANA Share”) issued and outstanding immediately prior to the Effective Time (other than SCANA Shares owned by Dominion Energy, Merger Sub or any wholly-owned subsidiary of Dominion Energy and SCANA Shares owned by SCANA or any wholly-owned subsidiary of SCANA) shall automatically be converted into the right to receive 0.6690 validly issued, fully paid and non-assessable shares of common stock, without par value, of Dominion Energy (each, a “Dominion Energy Share”), together with cash in lieu of fractional Dominion Energy Shares, without interest (collectively, the “Merger Consideration”), upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

At the Effective Time, each SCANA performance share award outstanding immediately prior to the Effective Time shall fully vest at the target level of performance and shall be cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the product of the Merger Consideration multiplied by the volume-weighted average price, rounded to four decimal places, of Dominion Energy Shares for the ten (10) consecutive trading days ending on and including the second (2nd) trading day prior to the Effective Time (the “Equity Award Consideration”), in respect of each SCANA Share underlying such performance share award

At the Effective Time, each SCANA restricted stock unit award outstanding immediately prior to the Effective Time shall fully vest and shall be cancelled and converted automatically into the right to receive the Equity Award Consideration in respect of each SCANA Share underlying such restricted stock unit.

At the Effective Time, each SCANA deferred unit shall be converted automatically into a number of deferred units in respect of Dominion Energy Shares equal to the product of such deferred unit multiplied by the Merger Consideration.

Conditions to the Merger

The consummation of the Merger is subject to certain closing conditions, including, among others:

(a)	the approval of the Merger Agreement by SCANA’s shareholders holding at least two-thirds of the outstanding SCANA Shares;

(b)	the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of necessary regulatory clearances from the Federal Energy Regulatory Commission, the U.S. Nuclear Regulatory Commission, the North Carolina Utilities Commission and the Georgia Public Service Commission;

(c)

the approval of the Public Service Commission of South Carolina (the “SCPSC”) of the petition to be filed jointly by South Carolina Electric & Gas Company, a subsidiary of SCANA (“SCE&G”) and Dominion Energy with the SCPSC (the “SCPSC Petition”) for approval of terms for cost recovery and other regulatory matters relating to the new nuclear development project undertaken by SCE&G, and the South Carolina Public Service Authority to construct two Westinghouse AP1000 Advanced Passive Safety nuclear units at the Virgil C. Summer Nuclear Station in Jenkinsville, South Carolina (the “Summer Station Project”) without (i) any material change to the proposed terms of the SCPSC Petition or (ii) a significant change to the economic value of the proposed terms set forth in the SCPSC Petition, in each case as reasonably determined by Dominion Energy in good faith;

(d)	no governmental entity of competent jurisdiction shall have enacted any legal order, and no change in law shall have been enacted (including no change to South Carolina public utility laws, including the South Carolina Base Load Review Act of 2007, as amended), which imposes any condition that would reasonably be expected to result in (i) a material change to the proposed terms of the SCPSC Petition or (ii) a significant change to the economic value of the proposed terms set forth in the SCPSC Petition, in each case as reasonably determined by Dominion Energy in good faith;

(e)	the SCPSC shall have (i) approved the Merger with no material changes to the terms of the Merger, (ii) made a finding that the Merger is in the public interest or (iii) made a finding that there is an absence of harm to South Carolina rate payers as a result of the Merger;

(f)	no substantive change in the South Carolina public utility laws, including the South Carolina Base Load Review Act of 2007, as amended, and no legal order, shall have occurred during the period between the execution of the Merger Agreement and the closing of the Merger that has or would reasonably be expected to have an adverse effect on SCANA or any of its subsidiaries;

(g)	no regulatory clearance, other approval of a governmental entity or other consent, in each case in connection with the Merger, or legal order relating to the foregoing, shall constitute impose or require a “Burdensome Condition” (as described below);

(h)	no changes shall have occurred during the period between the execution of the Merger Agreement and the closing of the Merger that have or would reasonably be expected to have, individually or in the aggregate, a “Company Material Adverse Effect” (as defined in the Merger Agreement);

(i)	the representations of SCANA, Dominion Energy and Merger Sub shall be true and correct, subject to the materiality standards set forth in the Merger Agreement;

(j)	material compliance by each party with its covenants;

(k)	the Registration Statement on Form S-4 to be filed by Dominion Energy (including the proxy statement/prospectus to be jointly prepared by the parties) shall have been declared effective by the U.S. Securities and Exchange Commission (the “SEC”);

(l)	the approval for listing on the New York Stock Exchange of the Dominion Energy Shares; and

(m)	other conditions as further described in the Merger Agreement.

Regulatory Matters

Each of the parties has agreed to use their respective reasonable best efforts to take or cause to be taken all actions reasonably necessary to consummate and make effective the Merger as soon as practicable, except that none of Dominion Energy and its affiliates, and none of SCANA and its affiliates (unless conditioned on the closing of the Merger), are required to offer or accept, or agree, or commit to agree or consent to, any undertaking, term, condition, liability, obligation, commitment or sanction that constitutes a “Burdensome Condition.” Under the terms of the Merger Agreement, a “Burdensome Condition” is any undertaking, term, condition, liability, obligation, commitment or sanction that, in the aggregate, would have or would reasonably be expected to have a material adverse effect on SCANA and its subsidiaries, taken as a whole, or Dominion Energy and its subsidiaries, taken as a whole. For purposes of determining whether a “Burdensome Condition” has occurred, (a) Dominion Energy (after giving effect to the Merger) will be deemed to be 100% of the size and scale of SCANA and its subsidiaries and (b) any undertaking, term, condition, liability, obligation, commitment or sanction arising out of the matters contemplated by the SCPSC Petition, obtaining the approval of the SCPSC with respect to the SCPSC Petition or the social commitments Dominion Energy has agreed to undertake under the Merger Agreement, in each case will not be taken into account in such determination.

SCANA and Dominion Energy have agreed to work together in good faith to finalize the terms of the SCPSC Petition and jointly file the SCPSC Petition. The parties have also agreed to use their respective reasonable best efforts to take or cause to be taken all actions consistent with the terms of the Merger Agreement and the SCPSC Petition to obtain the SCPSC’s approval of the SCPSC Petition as soon as practicable. The material terms of the SCPSC Petition agreed to by the parties in the Merger Agreement include, among other things (a) an aggregate up-front, one-time rate credit totaling $1.3 billion to all customers who are current customers of SCE&G at the Effective Time, (b) a write down of approximately $1.4 billion by SCE&G of its investment in construction work in the Summer Station Project, (c) SCE&G not seeking recovery of approximately $320 million in regulatory assets, (d) a total estimated reduction of 5% in retail electric rates by Dominion Energy and SCE&G resulting from a $575 million refund underwritten by Dominion Energy for amounts previously collected in connection with the Summer Station Project and from the impact of federal tax reform passed in December of 2017, (e) an approximately $180 million capital investment in the Columbia Energy Center, a natural gas-fired power plant located in Gaston, South Carolina, will be excluded from rate base and rate recovery, with only certain ongoing costs to be recovered in future base and fuel rates, (f) a finding by the SCPSC that approximately $3.3 billion of invested capital for the Summer Station Project is prudent and may be amortized over a 20-year period (without offset or disallowance) and recovered through retail rates, (g) a ruling by the SCPSC that until the balance of the $3.3 billion is fully recovered, the capital costs of the unrecovered balance shall be reflected in retail rates at a return on common equity of 10.25%, a weighted average cost of debt of 5.85%, and a capital structure consisting of 52.81% equity and 47.19% debt, with these percentages fixed over the 20-year amortization period and (h) apart from the 5% rate reduction mentioned above, that retail electric base rates will remain frozen at current levels until January 1, 2021, except for rate adjustments for fuel and environmental costs, demand side management costs and other rates routinely adjusted on an annual or biannual basis. Under the terms of the Merger Agreement, none of Dominion Energy and its affiliates, and none of SCANA and its affiliates (unless conditioned on the closing of the Merger), are required to offer or accept, or agree, or commit to agree or consent to, any undertaking, term, condition, liability, obligation, commitment or sanction that (i) materially changes the proposed terms set forth in the SCPSC Petition or (ii) significantly changes the economic value of the proposed terms set forth in the SCPSC Petition, in each case as reasonably determined by Dominion Energy in good faith.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and interim operating covenants, including covenants providing that SCANA and its subsidiaries with conduct their business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time or the termination of the Merger Agreement. Specifically, SCANA cannot take certain specified actions without Dominion Energy’s prior written consent, including, among other things (subject to certain exceptions) (a) making capital expenditures in excess of SCANA’s capital expenditure plan provided to Dominion Energy, (b) paying any dividends (other than certain regular quarterly dividends) or issuing any shares, (c) incurring any indebtedness, (d) entering into, modifying or terminating certain material contracts and (e) settling certain litigation.

Dominion Energy has also made certain social commitments in connection with the Merger, including that it (a) intends to maintain SCE&G’s corporate headquarters in Cayce, South Carolina, (b) will make a good faith commitment to give the employees of SCANA and its subsidiaries due and fair consideration for other employment and promotion opportunities within Dominion Energy’s organization, (c) intends to appoint a mutually agreeable current member of SCANA’s board of directors or executive management as a director to serve on Dominion Energy’s board of directors and (d) intends to increase SCANA’s historic level of corporate contributions to charities by $1,000,000 per year for at least five years.

The Merger Agreement also includes non-solicitation covenants requiring each of SCANA, its subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly, initiate, solicit or knowingly encourage any proposal or offer relating to any alternative business combination transaction, participate or engage in any discussions or negotiations with respect thereto, furnish any information or data in connection with such a proposal or offer or otherwise knowingly facilitate any of the foregoing, except that if the board of directors of SCANA determines that a bona fide written proposal not resulting from a breach of the non-solicitation covenants of the Merger Agreement (a) constitutes, or could reasonably be expected to lead to, a “Superior Proposal” (as defined in the Merger Agreement) and (b) that a failure to take any of the following actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, SCANA will be entitled to provide the person making such proposal with information and engage in discussions or negotiations with such person regarding such proposal. Under certain circumstances set forth in the Merger Agreement, SCANA’s board of directors is permitted to change its recommendation of the Merger in response to a Superior Proposal or an “Intervening Event” (as defined in the Merger Agreement).

SCANA and Dominion Energy have agreed that, within 30 business days following the date of the Merger Agreement, SCANA and Dominion Energy will jointly prepare and file a proxy statement and prospectus with respect to the Merger and Dominion Energy will prepare and file a Registration Statement on Form S-4 (the “Form S-4”) with respect to the Merger, in each case with the SEC. SCANA is required to convene and hold a meeting of its shareholders to approve the Merger Agreement as promptly as practicable after the Form S-4 is declared effective, subject to certain exceptions set forth in the Merger Agreement. SCANA’s board of directors is required to recommend that the shareholders approve the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement.

The Merger Agreement provides for certain termination rights for SCANA and Dominion Energy, including, among others, the right of either party to terminate the Merger Agreement if (a) the Merger is not consummated on or before January 2, 2019, but subject to an automatic extension to April 2, 2019 if, as of January 2, 2019, the only conditions to closing that have not been satisfied or waived relate to regulatory approvals, (b) the SCANA shareholders meeting is held and SCANA’s shareholders do not approve the Merger Agreement, (c) SCANA’s board of directors makes a “Company Adverse Recommendation Change” (as defined in the Merger Agreement) in order to accept a Superior Proposal or (d) there is a material breach by the other party of any of that party’s representations, warranties or covenants, subject to certain exceptions.

Upon termination of the Merger Agreement under certain specified circumstances, including for termination with respect to a Company Adverse Recommendation Change, SCANA will be required to pay Dominion Energy a termination fee of $240,000,000. Dominion Energy will be required to pay SCANA a termination fee of $280,000,000 in certain circumstances, including if the Merger Agreement is terminated by Dominion Energy or SCANA due to the January 2, 2019 (or April 2, 2019) date (described in the prior paragraph) being reached and, at the time of such termination, a Burdensome Condition (other than in connection with South Carolina regulatory approvals) has been imposed.

The foregoing summary of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about SCANA, Dominion Energy or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made by the parties, may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SCANA’s public disclosures.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This report contains statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The statements relate to, among other things, expectations, estimates and projections. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “outlook,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” “potential” and similar terms and phrases to identify forward-looking statements in this presentation. Factors that could cause actual results to differ include, but are not limited to: the expected timing and likelihood of completion of the proposed acquisition of SCANA, including the ability to obtain the requisite approval of SCANA’s shareholders; the risk that Dominion Energy or SCANA may be unable to obtain necessary regulatory approvals for the transaction or required regulatory approvals may delay the transaction or cause the parties to abandon the transaction; the risk that conditions to the closing of the transaction may not be satisfied; or the risk that an unsolicited offer for the assets or capital stock of SCANA may interfere with the transaction. Other risk factors for Dominion Energy’s and SCANA’s businesses are detailed from time to time in Dominion Energy’s and SCANA’s quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission (SEC).

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed transaction, Dominion Energy will file a registration statement on Form S-4, which will include a document that serves as a prospectus of Dominion Energy and a proxy statement of SCANA (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to SCANA’s shareholders. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website (http://www.sec.gov) or from Dominion Energy or SCANA. The documents filed by Dominion Energy with the SEC may be obtained free of charge by directing a request to Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary, Corporate.Secretary@dominionenergy.com, and the documents filed by SCANA with the SEC may be obtained free of charge to SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, Attention: Office of the Corporate Secretary, BoardInformation@scana.com.

PARTICIPANTS IN THE SOLICITATION

Dominion Energy and SCANA and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Dominion Energy’s directors and executive officers is available in Dominion Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in its proxy statement dated March 20, 2017, for its 2017 Annual Meeting of Shareholders, and certain of its Current Reports on Form 8-K. Information about SCANA’s directors and executive officers is available in SCANA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in its proxy statement dated March 24, 2017, for its 2017 Annual Meeting of Shareholders and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Dominion Energy or SCANA as indicated above.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 2, 2018, by and among Dominion Energy, Merger Sub and SCANA*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SCANA agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCANA CORPORATION

Date: January 5, 2018	By:	/s/ James E. Swan, IV
	Name:	James E. Swan, IV
	Title:	Vice President and Controller

9